POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as trustees and/or officers of NATIONWIDE MUTUAL FUNDS (the “Trust”), a Delaware statutory trust, and the Trust, hereby constitutes and appoints James Bernstein, Eric E. Miller and Allan J. Oster and each of them with power to act without the others, his or her attorney, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to approve, and sign such Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of the Trust as it relates to the reorganization of the Nationwide Short Duration Bond Fund into the Nationwide HighMark Short Term Bond Fund, each a series of the Trust, and any and all amendments thereto, with power to affix the corporate seal of said Trust thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned has herewith set his or her name and seal as of this 11th day of June 2014.

/s/Charles E. Allen Charles E. Allen, Trustee	/s/Barbara L. Hennigar Barbara L. Hennigar, Trustee
/s/Paula H.J. Cholmondeley Paula H.J. Cholmondeley, Trustee	/s/Barbara I. Jacobs Barbara I. Jacobs, Trustee
/s/Douglas F. Kridler Douglas F. Kridler, Trustee	/s/Phyllis Kay Dryden Phyllis Kay Dryden, Trustee
/s/Keith F. Karlawish Keith F. Karlawish, Trustee	/s/ David C. Wetmore David C. Wetmore, Trustee
/s/Carol A. Kosel Carol A. Kosel, Trustee	/s/ Lydia Micheaux Marshall Lydia Micheaux Marshall, Trustee